Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Evvolutions LeadTech Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share	(1)	457(o)	2,875,000	$5.00	$14,375,000.00	0.0001381	$1,985.19
Fees to be Paid	Equity	Underwriters' Warrant	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary shares underlying Underwriters' Warrant	(3)	457(o)	201,250	$6.75	$1,358,437.50	0.0001381	$187.61

Total Offering Amounts:							$15,733,437.50		2,172.80
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$2,172.80

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

Represents Class A Ordinary Shares underlying warrants issuable to the representative of the several underwriters to purchase up to an aggregate of 7% of the Class A Ordinary Shares sold in the offering (including any Class A Ordinary Shares pursuant to the exercise of the over-allotment option) at an exercise price equal to 135% of the public offering price. The warrants will be exercisable at any time after the date of the closing of this offering and will expire five years from the date of closing of this offering, and may be exercised on a cashless basis.